Exhibit 10.39

Exhibit A
Performance Stock Award Agreement

PERFORMANCE STOCK AWARD AGREEMENT

THE CHILDREN’S PLACE RETAIL STORES, INC.

This Performance Stock Award Agreement (the “Agreement”), effective as of [               ] (the “Award Date”), is entered into by and between The Children’s Place Retail Stores, Inc., a Delaware corporation (the “Company”), and [               ] (the “Awardee”).

WHEREAS, the Company has retained Awardee as its [               ], pursuant to an offer letter dated [               ] by the Company to the Awardee; and

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intentions, the Company desires to grant the Awardee an award of the Company’s common stock, par value $0.10 per share (the “Common Stock”), pursuant to Section 16 of the Amended and Restated 2005 Equity Incentive Plan of the Company (the “Plan”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.             Award.  Subject to Sections 2 and 3 hereof, the Company shall issue and deliver to the Awardee (i) one-third of the number of shares of Common Stock, if any, earned in accordance with Exhibit A (the “Performance Shares”) on or within 10 days following the later of the date that a determination is made by the Board or an appropriate committee thereof that Performance Shares have been earned by Awardee, or [               ] (the “First Vesting Date”), (ii) one-third of the Performance Shares on or within 10 days following [               ] (the “Second Vesting Date”) and (iii) one-third of the Performance Shares on or within 10 days following [               ] (the “Third Vesting Date”); provided that, except as provided in Section 2 and Section 3 hereof, the Awardee is in the employ of the Company or a Subsidiary on such respective First Vesting Date, Second Vesting Date and Third Vesting Date.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings as set forth in the Plan.

2.             Termination of Employment Due to Death or Disability.  Notwithstanding the foregoing, in the event that Awardee’s employment with the Company and/or its Subsidiaries terminates after the expiration of the Performance Period (as defined in Exhibit A) due to Awardee’s death or Disability, any Performance Shares that are determined to have been earned by Awardee in accordance with Exhibit A shall, to the extent not previously delivered to Awardee, vest and be delivered to Awardee (or Awardee’s estate, as applicable) within 10 days following the later of the First Vesting Date or the date of such termination of employment.

3.                                       Change in Control.

(a)           Prior to Determination of Performance Goal(s).  In the event that a Change in Control occurs prior to a determination by the Board or an appropriate committee thereof, as to whether the performance target(s) in Exhibit A has been achieved, and Awardee is then employed by the Company or any of its Subsidiaries, the Awardee shall be entitled to receive the Target Number of Performance Shares set forth in Exhibit A.

(b)           On or After Determination of Performance Goal(s).  In the event that a Change in Control occurs after the Board or an appropriate committee thereof determines that the Awardee has earned a number of Performance Shares, 100% of the Performance Shares shall vest and become payable.  Delivery of any Performance Shares pursuant to this Section 3 shall be upon the date of the occurrence of the Change in Control.

4.                                       Transfer Restrictions.  Prior to vesting of any Performance Shares, the Awardee shall not be deemed to have any ownership or shareholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) any of the Performance Shares prior to delivery thereof.

5.                                       Adjustment of Shares.  Notwithstanding anything contained herein to the contrary, in the event of any change in Common Stock resulting from a corporate transaction including, but not limited to, a subdivision or consolidation, reorganization, recapitalization, merger, share split, reverse share split, share distribution, combination of shares or the payment of a share dividend, the Performance Shares shall be treated in the same manner in any such transaction as other Common Stock.

6.                                       Government Regulations.  Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Performance Shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

7.                                       Withholding Taxes.  The Company shall have the right to withhold from amounts payable to the Awardee, as compensation or otherwise, or alternatively, to require the Awardee to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

8.                                       Awardee Representations.  The Awardee has reviewed with her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee.  The Awardee understands that the Awardee (and, subject to Section 7 above, not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

9.                                       Employment.  Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company.

10.                                 Notices.  Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his address contained in the records of the Company.

11.           Governing Law.  This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

12.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.  Notwithstanding the foregoing, this Agreement and the award made hereby shall be subject to the terms of the Plan.  However, in the event of a conflict between this Agreement and the terms of the Plan, the terms and conditions of the Plan shall control.

13.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.  This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior consent of the Company.  Any attempted assignment in violation of this Section shall be null and void.

14.           Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement on the date first written above.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:
Name:
Title:
Date:

AWARDEE

Name:
Date:

EXHIBIT A

1.	(a).	Awardee’s Name:

	(b).	Award Date:

	(c).	Performance Period:

	(d).	Target Number of Performance Shares available to be earned:

	(e)	Maximum Number of Performance Shares available to be earned:

	(f).	Performance Requirements:

Subject to the terms and conditions set forth in the Performance Stock Award Agreement, the Awardee shall earn and receive such number of Performance Shares ranging from zero to the Maximum Number of Performance Shares available to be earned set forth above, as follows:

•

If the Company achieves “Operating Income” (defined below) for the Performance Period of less than [    ]% of the “Target Operating Income” (defined below), then the Awardee shall receive no Performance Shares.

•

If the Company achieves Operating Income for the Performance Period of at least [   ]%, but less than [   ]%, of the Target Operating Income, then the Awardee shall receive a number of Performance Shares between zero and the Target Number of Performance Shares set forth above, determined based on a straight line interpolation of the percentage by which Operating Income bears to Target Operating Income.

•

If the Company achieves Operating Income for the Performance Period of at least [   ]%, but less than [   ]%, of Target Operating Income, then the Awardee shall receive a number of Performance Shares between the Target Number of Performance Shares and the Maximum Number of Performance Shares set forth above, determined based on a straight line interpolation of the percentage by which Operating Income bears to Target Operating Income.

•

If the Company achieves Operating Income for the Performance Period of [   ]% of Target Operating Income or greater, then the Awardee shall receive the Maximum Number of Performance Shares set forth above.

Example:  If Operating Income for the Performance Period is [   ]% of the Target Operating Income, then Awardee will earn [   ] Performance Shares, determined by adding to the Target Number of Performance Shares ([   ] shares) a number of shares ([   ]) calculated by multiplying the difference between the Target Number of Performance Shares and the Maximum Number of Performance Shares ([   ] shares) by a fraction, the numerator of which is [   ]% (i.e., [   ]% - [   ]0%) and the denominator of which is [   ]% (i.e., [   ]% - [   ]%).

(Awardee Initials)

(Company Representative)

Definitions:

“Operating Income” shall mean the Company’s consolidated annual operating income as set forth on the Company’s annual audited consolidated statement of operations for the applicable period, adjusted to exclude non-recurring items.

“Target Operating Income” shall mean $[ ] million.

(Awardee Initials)

(Company Representative)